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[AH LOGO]                                                           EXHIBIT 99.1

For Immediate Release
CONTACT:                                             MEDIA CONTACT:
James B. Dale, Chief Financial Officer               Jerry Daly or Carol McCune
847-228-5401 x 361                                   703-435-6293
jimdale@arlingtonhospitality.com                     jerry@dalygray.com

      ARLINGTON HOSPITALITY, INC. COMPLETES ITS REVERSE/FORWARD STOCK SPLIT

         ARLINGTON HEIGHTS, Ill., December 4, 2003--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, announced that it completed a 1-for-100 reverse stock split, immediately followed by a 100-for-1 forward split on November 28, 2003, the effective date. As a result of the reverse/forward split, the company will completely redeem for cash the shares of common stock owned by stockholders holding less than 100 shares on the effective date. The cash purchase price for each share, $3.83, is equal to the average closing price of the company's common stock for the 30 trading days immediately preceding the effective date. The company anticipates that it will purchase a total of approximately 35,000 shares from an aggregate of approximately 900 holders of the company's common stock.

         The reverse/forward split, which was approved by stockholders at the company's annual meeting on October 29, 2003, is intended as a means of reducing the company's administrative costs and allowing holders of less than 100 of the company's shares to receive cash for their shares without incurring transaction costs.

         In order to receive payment for their shares, owners of less than 100 shares whose shares are registered in their name must send in their stock certificates to Affiliated Stock Transfer, the company's transfer agent. The company intends to send information to registered holders on


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how to send in their certificates, and a letter of transmittal to be returned with the certificates, within five to 10 business days of the effective date. Registered holders should not send in their stock certificates until they receive this mailing from the company.

         The company intends to treat stockholders holding common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as stockholders whose shares are registered in their names. The company has instructed all nominees to effect the reverse/forward split for their beneficial holders. Owners of less than 100 shares whose shares are held in street name should, therefore, not have to take any action to receive cash for their shares. Nominees may, however, have different procedures for effecting the splits, so stockholders who hold shares in street name should contact their bank or broker-dealer.

         For further details on the reverse/forward split, investors should refer to the investor relations section of the company's website at www.arlingtonhospitality.com, which has answers to frequently asked questions regarding the transaction.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 64 properties in 17 states, including 57 AmeriHost Inn hotels, for a total of 4,655 rooms, with additional AmeriHost Inn & Suites hotels under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with more than 100 properties located in 22 states and Canada.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will,"


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"should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. For discussion of these risks and uncertainties, see the company's Quarterly Report on Form 10-Q for the three months ended September 30, 2003 as-filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are based on information available at the time of the release and Arlington Hospitality assumes no obligation to update any forward-looking statement.